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EXHIBIT 99.1

GLOBALMEDIA.COM ANNOUNCES CHANGE IN LISTING

Company Actively Searching for New Opportunities and Begins Trading OTC

    Vancouver, April 17/PRNewswire/—GlobalMedia.com announced today that, at the close of business on April 16, 2001, the Nasdaq Listing Qualification Panel (the "Panel") denied its appeal of the Nasdaq staff's decision to delist Global's common stock from the National Market System. Accordingly, GlobalMedia's common stock will be traded on the NASD Over-the-Counter Bulletin Board under "GLMC" effective Tuesday April 17, 2001.

    Michael Metcalfe, Chairman, stated that, "Management and the Board of Directors have been working very hard to keep the company running while continuing to serve their customers. These operations include the following:

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  Transition of Global Media Customers to the Surfernet Radio Network

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  Worldhockeynet site development and management

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  Oversees NFL site development with Fantastic Corporation

    The company has been engaged in the serious review of a number of opportunities in the digital and retail spaces, and hopes to make an announcement that would be beneficial to all stakeholders and creditors in GlobalMedia.com."

    Forward-looking Statements.  This announcement contains forward-looking statements that are subject to significant risks and uncertainties. Although GlobalMedia believes that the expectations reflected in its forward looking statements are reasonable, GlobalMedia can give no assurance that such expectations or any of their forward looking statements will prove to be correct and future results may differ from those discussed in this press release. Actual results may differ materially due to a number of risks, including technological and operational challenges, and the need for GlobalMedia to raise additional capital to fund operations and pay outstanding liabilities while implementing its restructured business plan, changes in consumer preferences and developments affecting the Internet. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of this date. The inclusion of any statement in this release does not constitute an admission by GlobalMedia or any other person that the events or circumstances described in such statement are material.

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GLOBALMEDIA.COM ANNOUNCES CHANGE IN LISTING